Exhibit 24.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Theragenics Corporation

We hereby consent to the incorporation by reference of our report dated January 16, 1997, appearing in your Annual Report on form 10-K for the year ended December 31, 1996, in the Company's Registration Statement on Form S-8, file numbers 333-15313 and 33-40737.

GRANT THORNTON LLP

Alanta, Georgia
March 24, 1997